UNITED STATES BANKRUPTCY COURT

                               DISTRICT OF NEVADA

In re:                                      |    Case Nos. BK-S-05-14326 LBR
                                            |              BK-S-05-14331 LBR
PACIFIC MAGTRON INTERNATIONAL,              |              BK-S-05-14335 LBR
CORP., a Nevada Corporation,                |              BK-S-05-14339 LBR
                                            |
PACIFIC MAGTRON, INC.,                      |    Jointly Administered Under
                                            |    Case No. BK-S-05-14326 LBR
PACIFIC MAGTRON (GA), INC.,                 |
                                            |    Chapter 11
LIVEWAREHOUSE, INC.,                        |
                                            |
        Debtors and Debtors in Possession.  |
--------------------------------------------|    MUTUAL SETTLEMENT
                                            |    AGREEMENT AND RELEASE
                                            |
Affects all four Debtors: |_|               |
Affects only:                               |
     |_|   Pacific Magtron International,   |
           Corp.                            |
     |_|   Pacific Magtron, Inc.            |
     |_|   Pacific Magtron (GA), Inc.       |
     |_|   Livewarehouse, Inc.              |
--------------------------------------------|


      This Mutual Settlement Agreement and Release ("Settlement Agreement") is hereby entered into by and among PACIFIC MAGTRON INTERNATIONAL, CORP., ("PMIC"), LIVEWAREHOUSE, INC. ("LW"), the liquidating estates of PACIFIC MAGTRON, INC. ("PMI"), and PACIFIC MAGTRON (GA), INC. ("PMIGA") by and through their "Estate Representative" (as defined in the PMI and PMIGA Second Amended Plans of Liquidation) (collectively, the "PMIC Entities"), Debtors and Debtors-in-possession in the above-captioned bankruptcy, ENCOMPASS AFFILIATES GROUP ("ENCOMPASS"), ADVANCED COMMUNICATIONS TECHNOLOGIES, INC. ("ACT") on its own behalf and as Estate Representative of PMI and PMIGA, WAYNE DANSON ("Danson"), MARTIN NIELSON ("Nielson"), and THEODORE S. LI ("Li") and HUI CYNTHIA LEE ("Lee"; collectively with Li, "Li/Lee"). The foregoing Parties to this Settlement Agreement are sometimes referred to herein as the "Parties" with reference to the following mutual Settlement Agreement and Release:

                                    RECITALS
                                    --------

      WHEREAS, on or about December 10, 2004, ACT and Li/Lee entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which ACT agreed to purchase from Li/Lee, and Li/Lee agreed to sell to ACT 6,454,300 shares of PMIC common stock (the "PMIC Stock") for the aggregate purchase price of $500,000.

      WHEREAS, the purchase price for the PMIC Stock was to be paid pursuant to the terms of one-year Secured Convertible Promissory Notes (the "Notes") which were issued on December 30, 2004 (the "Notes Issue Date")to Li (in the amount of $166,889) and Lee (in the amount of $333,111).

      WHEREAS, the Notes were fully convertible into shares of ACT Stock (as defined in Section 4(b) infra) any time after the Notes Issue Date.

      WHEREAS, contemporaneously with the execution of the Stock Purchase Agreement Li and Lee entered into employment agreements with PMIC, ACT and ACT's wholly-owned subsidiary, Encompass (the "Employment Agreements"). The Employment Agreements outlined, among other things, Li and Lee's terms of employment and provided for payment of certain signing bonuses.

      WHEREAS, neither Li nor Lee received payment on account of the Notes or signing bonuses associated with the Employment Agreements.

      WHEREAS, on or about May 11, 2005, the PMIC Entities filed for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada (Case Nos. BK-S-05-14331 LBR, BK-S-05-14335 LBR, and BK-S-05-14339 LBR, jointly administered under Case No. BK-S-0514326 LBR) (the "Nevada Bankruptcy").

      WHEREAS, on or about May 11, 2005, ACT filed a lawsuit against Li/Lee in the United States District Court for the Southern District of New York (Case No. 05-CV-4628) (the "New York Litigation") which alleged, among other things, counts for securities fraud, fraudulent inducement, breach of contract, fraud and deceit.

      WHEREAS, on or about January 19, 2006, Li/Lee filed suit against ACT, Encompass and certain officers of ACT in the Superior Court of State of California, Santa Clara County (Case No. 106-CV-056507) (the "California Litigation") alleging, among other things, fraud, intentional misrepresentation, breach of contract, breach of implied covenant of good faith and fair dealing, violation of the California Labor Code, violation of the Business of Professions Code of California, and defamation.

      WHEREAS, PMIC filed its Third Amended Plan of Reorganization on or about January 30, 2006 (the "Third Amended Plan"). In order to establish voting procedures for the Third Amended Plan, and to set claims for Plan voting purposes, PMIC filed a Motion to Estimate Claims (the "Claims Motion") in which it asserted that the claims of Li/Lee should be valued at zero ($0) dollars. The hearing on the Claims Motion was scheduled for April 4, 2006, the same date that was set by the Bankruptcy Court for a hearing to confirm the Third Amended Plan.

      WHEREAS, PMIC is in the process of negotiating the terms of a merger with Herborium, Inc. (the "Herborium Merger") as described in the Third Amended Plan.

      WHEREAS, the Herborium Merger is expected to close contemporaneously with the Effective Date of the Third Amended Plan.(1)

      WHEREAS, ACT was appointed as the Estate Representative of PMI and PMIGA for the purpose of prosecuting claims against Li/Lee pursuant to Articles V and IX of the PMI and PMIGA Second Amended Plans of Liquidation.

      WHEREAS, the Parties have now determined to resolve all disputes arising out of or relating to the Nevada Bankruptcy, New York Litigation, California Litigation and the Claims Motion on the terms and conditions set forth in this Settlement Agreement.


                              SETTLEMENT AGREEMENT
                              --------------------

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained in this Settlement Agreement, it is hereby agreed as follows:

      1. Payment Upon Closing Of Herborium Merger. Within one business day of the closing of the Herborium Merger, and in accordance with PMIC's Fourth Amended Plan of Reorganization (the "Fourth Amended Plan"), which is being filed contemporaneously herewith, ACT agrees to pay to Li/Lee a total of $325,000 in cash in immediately available US funds (the "Merger Li/Lee Cash Payment"). The Merger Li/Lee Cash Payment shall be delivered to Joseph Ainley, Esquire to administer and distribute the Merger Li/Lee Cash Payment. To the extent it is able and permitted to, PMIC agrees to reimburse ACT for the Merger Li/Lee Cash Payment utilizing any and all available cash or other assets remaining in the PMIC bankruptcy estate after final distribution under the Fourth Amended Plan.


----------
(1) PMIC intends to prepare and file a Fourth Amended Plan of Reorganization contemporaneously with the filing of this Settlement Agreement which will integrate the terms of this Settlement Agreement.

                  2. Herborium Stock. Within one business day of the closing of the Herborium Merger, and in accordance with the Fourth Amended Plan, PMIC shall instruct the Stock Transfer Agent (as defined in the Fourth Amended Plan) to issue to Li/Lee 1,750,000 shares of Herborium common stock (the "Herborium
      Stock") out of the total distribution of Herborium Stock otherwise due to ACT shareholders under the Fourth Amended Plan, which shares shall have a minimum valuation of $.10 per share as more fully described below. The Herborium Stock also will be subject to the following conditions:

      (a) For the first one hundred fifty (150) days following the issuance of the Herborium Stock (the "Lockup Period"), the Li/Lee shares of the Herborium Stock shall be "locked up" and not transferable except as explicitly provided in this paragraph. The base price ("Base Price Herborium") for determining the obligation of ACT, if any, to "top-off" the Herborium Stock as described below, shall be the average of the closing prices of Herborium shares on the OTCBB on the fifteen (15) trading days prior to the one hundred fiftieth (150th) day following closing of the Herborium Merger, provided such prices represent arms' length third party transactions. During the Lockup Period, Li/Lee may sell their shares of Herborium Stock at any time during the Lockup Period provided that any sale is for $.10 per share or greater. If the price per share is less then $.10 per share on the date of determination provided above, ACT shall "top up" the Herborium Stock such that Li/Lee shall receive an aggregate value equal to the value which would have been received had the Herborium stock price been $.10 per share by (i) delivering cash equal to the difference between $.10 per share minus the Base Price

            Herborium multiplied by the number of shares still held by Li/Lee, or (ii) providing additional shares of Herborium Stock, utilizing shares that otherwise are distributable to ACT shareholders under the Fourth Amended Plan, having a value, at the Base Price Herborium, equal to the difference between $.10 per share minus the Base Price Herborium multiplied by the number of shares still held by Li/Lee. The choice of (i) and (ii) shall be in ACT's sole discretion.

      (b) In order to secure the obligation of ACT to "top up" during the Lockup Period as noted in Section 2(a) above, ACT agrees to place into escrow (to be held in accordance with the terms of the Fourth Amended Plan) 1,750,000 shares of the Herborium Stock that otherwise are due to ACT shareholders as a distribution under the Fourth Amended Plan. The 1,750,000 shares of Herborium Stock shall remain in escrow until the earlier of the expiration of the Lockup Period or Li/Lee's sale of Herborium Stock prior to the expiration of the Lockup Period, after which time all remaining Herborium Stock shall promptly be returned to ACT for distribution to its shareholders as provided in the Fourth Amended Plan.

      3. Cash Payment Upon Termination of Herborium Merger. If the Herborium Merger is not consummated, ACT agrees to pay Li/Lee a total of $325,000.00 in cash in immediately available U.S. funds (the "ACT Li/Lee Cash Payment") which shall be delivered to Joseph Ainley, Esquire for administration and distribution on the seventy-sixth (76th) day following execution of this Settlement Agreement. Such payment shall be in lieu of the Merger Li/Lee Cash Payment. To the extent it is able and permitted to, PMIC agrees to reimburse ACT for the ACT Li/Lee Cash Payment utilizing any and all available cash or other assets remaining in the PMIC bankruptcy estate after final distribution under the Fourth Amended Plan.

      4. ACT Stock. If the Herborium Merger does not occur, in lieu of the provisions of Section 2:

      (a) ACT further agrees to issue to Li/Lee a total of $175,000 worth of ACT common stock (the "ACT Stock"), which shall be determined by use of the average closing price of ACT stock on the OTCBB on the fifteen (15) trading days prior to the seventy-sixth day (76) following the execution of this Settlement Agreement, provided such prices represent arms' length third party transactions. The ACT Stock shall be released from escrow on the seventy-sixth (76) day following execution of this Settlement Agreement to Joseph Ainley, Esquire for administration and distribution. Any ACT Stock which is issued to Li/Lee under this Settlement Agreement shall be effectuated by exercising the conversion option of the Notes and not on account of any other obligations, including, but not limited to, payment of any bonuses which may have been due under the Employment Agreements. Upon issuance of such stock, the Notes shall be deemed to have been converted in full and no longer outstanding. In the event that ACT issues ACT Stock to Li/Lee, Li and Lee and ACT agree to amend and restate the Notes, as may be necessary, in order to effectuate such conversion

      (b) In order to secure the obligations of ACT to issue such ACT Stock, within one business day of the Bankruptcy Court's entry of an Order approving this Settlement Agreement, ACT shall issue instructions to its Transfer Agent to issue and place 87,500,000 shares of ACT Stock into an escrow account, with an escrow agent which is acceptable to ACT in its reasonable discretion, in accordance with the Fourth Amended Plan. If the price per share of the ACT stock held in escrow, based upon the average of the closing prices of ACT stock on the OTCBB for the fifteen (15) trading days prior to the seventy-sixth day (76) following the execution of this Settlement Agreement, provided such prices represent arms' length third party transactions, is less then $.002 per share on the date on which the ACT stock is released from escrow, ACT shall "top up" the ACT Stock such that Li/Lee shall receive an aggregate value which would have been received had the ACT stock price been $.002 per share, not to exceed a total aggregate value of $175,000 for all ACT Stock, by (i) delivering cash equal to the difference between $.002 per share minus the actual price per share of ACT Stock as determined by the average of the closing prices of ACT stock on the OTCBB on the fifteen (15) trading days prior to the seventy-sixth day (76) following the execution of this Agreement, provided such prices represent arms' length third party transactions,, multiplied by the number of shares held in escrow ("ACT Stock Shortfall"), or (ii) providing additional shares of ACT Stock having a value equal to the ACT Stock Shortfall. The choice of (i) and (ii) shall be in ACT's sole discretion. The sole purpose of this provision 4(b) is to ensure that Li/Lee actually receive $175,000 worth of ACT stock based on the price determination contained in paragraph 4(a) above - no more and no less. In the event that the ACT stock being held in escrow has a per share value of more than $.002 based upon the average of the closing prices of ACT stock on the OTCBB for the fifteen (15) trading days prior to the seventy-sixth day (76) following the execution of this Settlement Agreement, provided such prices represent arms' length third party transactions, then all escrowed shares in excess of the $175,000 worth of ACT stock shall be returned to ACT. If the Herborium Merger occurs, then the provisions of Section 3 and this Section 4 shall be null and void, and all ACT Stock which is being held in escrow shall be returned to ACT upon the closing of the Herborium Merger and the delivery to Li/Lee of the Herborium Stock pursuant to Section 2 of this Agreement.

      5. Termination Letter. PMIC shall provide Li/Lee with a letter of termination substantially in the form which is attached hereto as Exhibit "A."

      6. Mediation Expenses. ACT represents that it has paid all of the Mediation fees which were incurred as part of the April 12, 2006 Mediation that was held in the San Francisco office of JAMS, Inc.

      7. Hard Drive Images. If, and only if, PMIC still is in possession, custody or control of the hard drives from the PMIC desktop computers originally maintained by Li or Lee, PMIC agrees to provide an image copies of such hard drives within thirty (30) days of the approval of this Settlement Agreement by the Bankruptcy Court.

      8. ACT, PMIC, Encompass, Danson and Nielson and Li/Lee agree that they will not in the future directly or indirectly file, participate in, instigate or encourage the filing of any lawsuit by any person or entity in any state or federal court or any proceeding before any local, state or federal agency against any party, individual or entity released herein based upon events occurring prior to the date of the execution of this Settlement Agreement.

      9. Mutual Releases. Except as provided in this Settlement Agreement, the Parties agree as follows:

      (a) Li and Lee, in their individual capacities, hereby release, remise, and discharge ACT, the PMIC Entities, Encompass, Danson and Nielson, and each of their subsidiaries and affiliates, as well as all of their directors, employees, representatives, heirs, insurers, attorneys, agents and assigns (collectively the "ACT Released Parties") from any all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind, nature or character, whether known or unknown, suspected or unsuspected, which Li/Lee and/or each of them now has or may in the future have against the ACT Released Parties, including, but not limited to, all claims which could have been brought in the Nevada Bankruptcy, New York Litigation, California Litigation or any other forum or jurisdiction or any claims which may have arisen from or under the Stock Purchase Agreement, the Notes, the Employment Agreements, or any other documents which may be part of, associated with or ancillary to the Stock Purchase Agreement and transactions contemplated thereby, statutory claims or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring prior to the date of the execution of this Settlement Agreement. Except as provided in this Settlement Agreement, Lee and Li expressly waive any and all rights to object to the Fourth Amended Plan or any subsequent Plans or other pleading which may be filed by the PMIC Entities in the Nevada Bankruptcy. With respect to the contemplated Plan of Reorganization, the PMIC entities and ACT agree that the Plan will not be inconsistent with any provision of this Settlement Agreement and that to the extent it is inconsistent, the Settlement Agreement controls. Li and Lee retain standing to object to the plan of reorganization on grounds that it is inconsistent with this agreement; Li and Lee waive all other bases for objection to the plan. Except as provided in this Settlement Agreement, Li and Lee expressly waive any further rights of payment on account of the Notes, Stock Purchase Agreement, Employment Agreements or any other documents which may be part of, associated with or ancillary to the Stock Purchase Agreement and transactions contemplated thereby. Li/Lee further agree to withdraw any and all proofs of claim which may have been filed in the Nevada Bankruptcy. Li/Lee acknowledge that this general release of claims specifically includes, but is not limited to, any and all claims for any conduct whatsoever based upon events occurring prior to the date of execution of this Settlement Agreement as well as any and all claims for attorneys' fees and/or litigation costs.

      (b) ACT, PMIC and Encompass, Danson and Nielson and each of their subsidiaries ("ACT Releasors"), do hereby release, remise and discharge Li, Lee, and each former member of the Board of Directors of PMIC who resigned on or before December 30, 2004, and their representatives, heirs, insurers, attorneys and agents (the "Li/Lee Releasees"), from any all causes of action, claims, actions. rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind, nature or character, whether known or unknown, suspected or unsuspected, which the ACT Releasors and/or each of them now has, or may in the future have against the Li/Lee Releasees, including, but not limited to, all claims which could have been brought in the Nevada Bankruptcy, New York Litigation, California Litigation or any other forum or jurisdiction or any claims which may have arisen from or under the Stock Purchase Agreement, the Notes, the Employment Agreements, or any other documents which may be part of, or ancillary to, the Stock Purchase Agreement and transactions contemplated thereby or statutory claims or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring prior to the date of the execution of this Settlement Agreement until the end of the world. ACT Releasors acknowledge that this general release of claims specifically includes, but is not limited to, any and all claims for any conduct whatsoever based upon events occurring prior to the date of execution of this Settlement Agreement as well as any and all claims for attorneys' fees and/or litigation costs.

      10. Waiver of California Civil Code ss.1542. Li/Lee, ACT, the PMIC Entities, Encompass, Danson and Nielson do hereby, for themselves and for each of their respective heirs, representatives and agents, expressly waive and relinquish all rights and benefits afforded by California Civil Code ss.1542 and do so understanding and acknowledging the significance and consequences of such specific waiver of the California Civil Code ss.1542. Li/Lee, ACT, the PMIC Entities, Encompass, Danson and Nielson each acknowledge that they are familiar with the provisions of California Civil Code ss.1542. Specifically, California Civil Code ss.1542 provides as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY EFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.


Thus, notwithstanding the provisions of California Civil Code ss.1542, and for purposes of implementing the full and complete releases provided in Sections 9(a) and (b) above, Li/Lee, ACT, the PMIC Entities, Encompass, Danson and Nielson each expressly acknowledge that this Settlement Agreement is intended to include in its effect all claims which they do not know or expect to exist in their favor at the time of execution of this Settlement Agreement, and that this Settlement Agreement contemplates the extinguishment of any such claims or causes of actions.

      11. No Admission of Liability. Each Party expressly recognizes this Settlement Agreement shall in no way be construed as an admission by any Party of any unlawful or wrongful acts or omissions whatsoever. This Settlement Agreement shall not be admissible in any proceeding as evidence of, or any admission by, any Party of any violation of any law, regulation or wrongful act. This Settlement Agreement may be introduced as evidence in any proceeding to enforce this Settlement Agreement.

      12. Costs and Fees. Except as provided above in Section 6, the Parties agree that they each shall bear their own costs, expenses and attorneys' fees with respect to the New York Litigation, California Litigation, the Nevada Bankruptcy and any and all other dealings between and among the Parties, including all costs, expenses, and attorneys' fees incurred in connection with, or in any way related to, the negotiation, mediation or consummation of this Settlement Agreement. In the event of a breach of this Settlement Agreement, the prevailing Party in any action to enforce the terms of this Settlement Agreement shall be entitled to payment of reasonable attorneys' fees and costs by the Party who breached the Settlement Agreement.

      13. Dismissal of all Pending Litigation. Upon consummation of this Settlement Agreement, all Parties hereto agree that each shall cause and/or cooperate in good faith to cause the dismissal of the New York Litigation, California Litigation and any other pending actions between them in any other jurisdictions to be dismissed with prejudice as soon as practicable. The Parties agree that they will not in the future file, participate in, instigate or encourage the filing of any lawsuits by any person or entity in any state, federal or local court or agency on account of or relating to any claim released by this Agreement.

      14. Interpretation. This Settlement Agreement as been negotiated at arms-length between the persons knowledgeable and the matters with herein. Each Party represents and warrants that it has had an opportunity to fully review the provisions of this Settlement Agreement with attorneys of its own choice. Each Party signing this Settlement Agreement is entering into it knowingly, voluntarily, and of its own free will. All provisions of this Settlement Agreement shall be governed pursuant to the laws of California.

      15. Integration. The Parties hereby acknowledge that this Settlement Agreement contains all the terms and conditions agreed upon by the Parties hereto with reference to the subject matter resolved by this Settlement Agreement. No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the Parties with respect thereto. This Settlement Agreement supersedes and voids the April 12, 2006 Binding Term Sheet among the parties. No representative or agent of any Party hereto had or has any authority to make any representation or promise not otherwise contained in this Settlement Agreement and each of the Parties hereto acknowledge that it has not executed this Settlement Agreement in reliance upon such representation or promise. This Settlement Agreement cannot be modified or changed except by an instrument signed by the Parties hereto.

      16. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one in the same instrument. The Parties hereto agree that facsimile signatures shall be the same force and effect as original signatures for all purposes.

      17. Authority. Each individual signing this Settlement Agreement on behalf of any Party represents and warrants that he/she has full authority to do so. The Parties represent and warrant that they have not assigned or otherwise transferred (voluntarily, involuntarily or by operation of law) any right, title or interest that they have, may have or may have had and which is the subject of this Settlement Agreement.

      18. Jurisdiction. The United States Bankruptcy Court for the District of Nevada shall retain jurisdiction to resolve any disputes or controversies arising from or related to this Settlement Agreement.

      19. Court Approval. This Settlement Agreement shall be effective upon entry of a final, non-appealable Order by the United States Bankruptcy Court for the District of Nevada following notice and a hearing as provided in Federal Rule of Bankruptcy Procedure 9019. In the event that such final, non-appealable Order is not entered by the Bankruptcy Court, the Parties hereto agree to cooperate and negotiate in good faith to revise the Settlement Agreement as may be necessary to obtain the Bankruptcy Court approval required herein.

      20. Incorporation into the Fourth Amended Plan. The terms of the Settlement Agreement shall be incorporated into the Fourth Amended Plan, but shall not be bound by the Fourth Amended Plan if the Fourth Amended Plan is not confirmed. In such event, this Settlement Agreement shall be fully valid and effective of its own right and accord.

      Each of the Parties hereto has executed the Settlement Agreement as of the date and year set forth below.

IN WITNESS WHEREOF:

PACIFIC MAGTRON INTERNATIONAL CORPORATION



By:      /s/ Martin Nielson                                   Date: 6 July, 2006
   --------------------------------                                -------------
         Martin Nielson, Chief Executive Officer


LIVEWAREHOUSE, INC.,


By:      /s/ Wayne Danson                                     Date:  7/17/06
   --------------------------------                                -------------
         President

PACIFIC MAGTRON, INC.


By:      /s/ Wayne Danson                                     Date:  7/17/06
   --------------------------------                                -------------
As Estate Representative


PACIFIC MAGTRON (GA), INC.


By:      /s/ Wayne Danson                                     Date:  7/17/06
   --------------------------------                                -------------
As Estate Representative

ENCOMPASS AFFILIATES GROUP


By:      /s/ Wayne Danson                                     Date:  7/17/06
   --------------------------------                                -------------
         CEO


ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


By:      /s/ Wayne Danson                                     Date:  7/17/06
   --------------------------------                                -------------
         President/CEO


WAYNE DANSON

By:      /s/ Wayne Danson                                     Date:  7/17/06
   --------------------------------                                -------------


MARTIN NIELSON

By:      /s/ Martin Nielson                                   Date: 6 July, 2006
   --------------------------------                                -------------


THEODORE S. LI


By:      /s/ Theodore S. Li                                   Date:  6/29/06
    -------------------------------                                -------------


HUI CYNTHIA LEE


By:      /s/ Hui Cynthia Lee                                  Date:  7/2/06
    -------------------------------                                -------------


                                 Page 15 of 16